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                                                                    EXHIBIT 10.5

     "***" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Frank Hosea
Senior Vice President
Video Operations
Nucentrix Broadband Networks, Inc.
200 Chisholm Place, Suite 200
Plano, Texas 75075

RE: Amendment to SFU Agreement

Dear Frank:

Reference is made to that certain SFU Agreement made as of April 5, 1998, as amended from time to time (the "SFU Agreement"), by and between Heartland Wireless Communications, Inc. and DIRECTV, Inc. The parties wish to amend the terms of the SFU Agreement as described below, effective as of December 1, 1999 (except as otherwise set forth below).

1. The name of the party, Heartland Wireless Communications, Inc., shall be changed to Nucentrix Broadband Networks, Inc.

2.   All references to DSS System shall be changed to DIRECTV System.

3. Section E(2) of the Agreement shall be deleted in its entirety and replaced with the following:

     "Company hereby agrees and acknowledges that, in order to receive the Subsidy as set forth herein, Company must either (a) sell such DIRECTV System to Qualifying Subscribers or (b) provide such DIRECTV System through a rent, lease, rent-to-own or lease-to-own model to Qualifying Subscribers who subscribe to both DIRECTV programming and Company's cable programming services. In addition, the rent, lease, rent-to-own or lease-to-own model/arrangement must be in compliance with any and all applicable federal, state and local laws, statutes, codes, rules, regulations, ordinances or otherwise."

4.   The following shall be added as new Section C(3):

     "Company shall not represent that DIRECTV Programming Packages may be obtained on any different terms or rates, shall not impose additional or different terms and shall not offer customers any discount, rebate, or other material benefits in consideration for subscribing to them, except as expressly authorized by DIRECTV



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     in writing. Notwithstanding any failure by a Qualifying Subscriber (as defined below) to pay his/her rent or lease free, if any, of a DIRECTV System, Company shall not disconnect or otherwise attempt to disconnect any Qualifying Subscriber's DIRECTV Programming Package without the prior written consent of DIRECTV."

5. Effective as of August 29, 1999, Exhibit B shall be amended such that the Percentage of DIRECTV Programming Package Revenue Per Calendar Month (Continuing Service Fee) shall be "***" for all DIRECTV Programming Packages.

Except as set forth herein, all terms of the SFU Agreement shall remain unmodified and in full force and effect. Kindly acknowledge your agreement to the foregoing terms by signing in the space provided below.

                                       Sincerely,

                                       DIRECTV, INC.

                                       By: /s/ James B. Arnold
                                           -------------------------------------
                                               James B. Arnold

AGREED, ACCEPTED AND ACKNOWLEDGED:

Nucentrix Broadband Networks, Inc.

By: /s/ Frank Hosea
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Name:
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Title:
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Date: 12/3/99
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